Exhibit 99.1

Cohu Reports Third Quarter 2026 Results

●	Third quarter net sales increased 37% year-over-year to $173.0 million

●	Gross margin of 45.5%; non-GAAP gross margin of 45.7%

●	Estimated test cell utilization increased 200 bps sequentially to 82%

●	Bookings increased 126% year-over-year with systems up 318% and recurring up 36%

●	Annual AI-driven compute opportunity pipeline grew 18% sequentially to ~ $1.0 billion

SAN DIEGO, Calif., October 28, 2026 – Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2026 third quarter net sales of $173.0 million and GAAP income of $12.1 million or $0.22 per share. Net sales for the first nine months of 2026 were $447.1 million and GAAP loss was $0.1 million or $0.00 per share.

Cohu also reported non-GAAP results, with third quarter 2026 income of $23.3 million or $0.43 per share and income of $37.9 million or $0.73 per share for the first nine months of 2026.

GAAP Results
(in millions, except per share amounts)	Q3 FY 2026	Q2 FY 2026	Q3 FY 2025	9 Months 2026	9 Months 2025

Net sales	$173.0	$149.0	$126.2	$447.1	$330.7
Net income (loss)	$12.1	$(0.2)	$(4.1)	$(0.1)	$(51.8)
Net income (loss) per share	$0.22	$(0.00)	$(0.09)	$(0.00)	$(1.11)

Non-GAAP Results
(in millions, except per share amounts)	Q3 FY 2026	Q2 FY 2026	Q3 FY 2025	9 Months 2026	9 Months 2025

Net income (loss)	$23.3	$14.1	$(2.8)	$37.9	$(2.9)
Net income (loss) per share	$0.43	$0.26	$(0.06)	$0.73	$(0.06)

Total cash and investments at the end of third quarter 2026 were $507.9 million. Cohu did not repurchase any shares of its common stock during third quarter 2026.

“Third-quarter results reflected broad-based improvement, with revenue increasing 37% year-over-year to $173 million and bookings increasing 126%. Growing customer adoption of our Eclipse thermal solutions for high-performance computing was a key driver for systems demand as customers respond to increasing device complexity, higher power requirements, and greater test intensity. We also continue to benefit from the strength of our recurring revenue business, where customer demand for services, consumables, and software provide a stable foundation and support long-term value creation,” said Cohu President and CEO Luis Müller. “Our high-performance computing opportunity pipeline expanded to approximately $1 billion and continues to mature as more customer programs advance through qualification and into production. We are raising our fiscal year 2026 high-performance computing revenue outlook to approximately $120 million. With several hundred Eclipse systems currently forecasted for 2027, we are focused on expanding manufacturing capacity and working closely with supply partners to support potential customer production ramps.”

Cohu expects fourth quarter 2026 sales to be up 46% year-over-year and in the range of $178 million +/- $7 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss third quarter 2026 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on October 28, 2026. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/ygnkqpb4.

To participate via telephone and join the call live, please register in advance at https://register-conf.media-server.com/register/BIad1b2ccbdfe544aaac705d3f90eab8f1 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) was founded in 1947 and is a global technology leader supplying test, automation, inspection & metrology products, software analytics solutions and services to the semiconductor industry. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP gross margin/profit, net income (loss) and net income (loss) adjusted earnings per share, operating income (loss), operating expense, effective tax rate, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude the effects and related income tax impacts of: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, change in indemnification receivable, duplicate facility costs, acquisition and financing costs and associated professional fees, fair value adjustment to contingent consideration, pension curtailment adjustments, impairment charges, and amortization of cloud-based software implementation costs (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our fourth quarter 2026 outlook; the size, maturation, timing, and conversion of our opportunity pipeline, including AI-driven and high-performance computing opportunities; anticipated customer qualifications, adoption, and production ramps of our Eclipse thermal solutions and other products, including forecasted 2027 system volumes; plans to expand manufacturing capacity and supply partner capabilities; expected demand for and performance of our recurring revenue business; growth in certain vertical markets; product market projected growth, market sizes, and related revenue opportunities; estimates regarding capital expenditures and other costs related to the ramp in the business; estimates related to tax expenses; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: rapid technology changes and product transition and investment risks; industry cyclicality, seasonality and volatility; outsourced manufacturing and supply chain disruptions or dependencies; product defects and quality issues; supplier concentration and part shortages; inflation and interest rate exposure; high customer concentration and rapid innovation cycles; semiconductor industry consolidation; operational strain from rapid shifts in demands; failure to meet innovation demands of customers and industries; talent attraction and retention challenges; AI-related risks; international operations complexity; trade barriers and tariffs; geopolitical instability; natural disasters and health events; climate transition and physical risks; stakeholder ESG expectations; M&A and strategic transaction risks; acquisition integration risks; risks related to gaining access to capital; foreign currency exposure; restructuring and impairment charges; financial institution instability; goodwill and intangible asset impairment charges; stock price volatility; underperformance against stock price or financial metric targets; indebtedness and covenant limits; dilution from equity issuances or note conversions; share repurchase uncertainties; anti-takeover provisions; export controls and trade regulation; tax law changes and audits; environmental regulatory compliance; changing U.S. and foreign policy landscape; cybersecurity breaches or threats; IP protection challenges; IP infringement claims; data privacy obligations; or litigation risk.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this release. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Matt Hutton - Investor Relations
(858) 848-8106

COHU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 26,	September 27,	September 26,	September 27,
	2026	2025 (2)	2026 (2)	2025 (2)

Net sales	$172,956	$126,249	$447,077	$330,726
Cost and expenses:
Cost of sales (excluding amortization)	94,237	70,985	242,863	186,036
Research and development	25,558	22,454	76,888	68,794
Selling, general and administrative	32,748	31,768	101,794	91,645
Amortization of purchased intangible assets	7,177	10,249	21,754	30,182
Restructuring charges	435	509	1,839	8,347
	160,155	135,965	445,138	385,004
Income (loss) from operations	12,801	(9,716)	1,939	(54,278)
Other (expense) income:
Interest expense	(1,813)	(110)	(5,054)	(434)
Interest income	3,854	1,335	11,564	4,334
Foreign transaction loss	(519)	(111)	(1,150)	(551)
Pension curtailment gain	-	787	-	2,317
Income (loss) before taxes	14,323	(7,815)	7,299	(48,612)
Income tax provision (benefit)	2,194	(3,714)	7,397	3,173
Net income (loss)	$12,129	$(4,101)	$(98)	$(51,785)

Income (loss) per share:
Basic:	$0.26	$(0.09)	$(0.00)	$(1.11)
Diluted:	$0.22	$(0.09)	$(0.00)	$(1.11)

Weighted average shares used in computing income (loss) per share: (2)
Basic	47,410	46,748	47,245	46,685
Diluted	54,366	46,748	47,245	46,685

(1)	The three- and nine-month periods ended September 26, 2026, and September 27, 2025, were both comprised of 13 weeks and 39 weeks, respectively.
(2)

For the nine-month period ended September 26, 2026, and for the three- and nine-month periods ended September 27, 2025, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 26,	December 27,
	2026	2025
Assets:
Current assets:
Cash and investments	$507,948	$483,981
Accounts receivable	145,243	108,754
Inventories	149,049	129,006
Other current assets	34,095	28,249
Total current assets	836,335	749,990
Property, plant & equipment, net	75,312	76,987
Goodwill	278,721	283,027
Intangible assets, net	57,013	79,272
Operating lease right of use assets	26,913	29,271
Other assets	23,429	24,435
Total assets	$1,297,723	$1,242,982

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$15,636	$9,807
Current installments of long-term debt	1,213	1,244
Deferred profit	9,546	8,626
Other current liabilities	135,837	89,401
Total current liabilities	162,232	109,078
Long-term debt	285,212	285,026
Non-current operating lease liabilities	30,033	31,693
Other noncurrent liabilities	29,266	31,646
Cohu stockholders’ equity	790,980	785,539
Total liabilities & stockholders’ equity	$1,297,723	$1,242,982

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	September 26,	June 27,	September 27,
	2026	2026	2025
Income (loss) from operations - GAAP basis (a)	$12,801	$292	$(9,716)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	274	219	341
Research and development (R&D)	1,094	1,073	1,356
Selling, general and administrative (SG&A)	3,257	5,301	3,962
	4,625	6,593	5,659
Amortization of purchased intangible assets (c)	7,177	7,277	10,249
Restructuring charges related to inventory adjustments in COS (d)	(6)	(1)	(28)
Restructuring charges (d)	435	633	509
Manufacturing transition and severance costs included in (e):
COS	-	-	81
SG&A	246	201	-
	246	201	81
Impairment charge included in SG&A (f)	-	-	(46)
Adjustments to indemnification receivable included in SG&A (g)	(9)	6	-
Duplicate facility costs included in SG&A (h)	190	50	1,000
Acquisition and financing costs included in SG&A (i)	-	23	2
Income from operations - non-GAAP basis (j)	$25,459	$15,074	$7,710

Net income (loss) - GAAP basis	$12,129	$(159)	$(4,101)
Non-GAAP adjustments (as scheduled above)	12,658	14,782	17,426
Tax effect of non-GAAP adjustments (k)	(1,501)	(572)	(15,372)
Pension curtailment gain (l)	-	-	(787)
Net income (loss) - non-GAAP basis	$23,286	$14,051	$(2,834)

GAAP net income (loss) per share - diluted	$0.22	$(0.00)	$(0.09)

Non-GAAP net income (loss) per share - diluted (m)	$0.43	$0.26	$(0.06)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies and improve our cost structure. Restructuring, manufacturing transition and severance costs have been excluded because such expense is not used by management to assess the core profitability of the Company’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Management believes the change in an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than SG&A. Duplicate facility costs have been excluded to provide investors a clearer view of ongoing operational performance by removing temporary expenses that do not reflect the Company’s ongoing operations. Acquisition costs and certain professional service costs related to the issuance of convertible notes have been excluded by management, as they are not related to the core operating activities of the Company and can vary significantly from period to period. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	7.4%, 0.2% and (7.7)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impact of the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate the impact of the change in an uncertain tax position liability and related indemnification receivable.
(h)	To eliminate duplicative facility-related expenses incurred in connection with the build-out of new locations and other restructuring activities.
(i)	To eliminate certain professional service fees and other direct incremental expenses incurred in connection with acquisitions and the issuance of convertible notes.
(j)	14.7%, 10.1% and 6.1% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	To eliminate the pension curtailment adjustment recognized associated with headcount reductions made as part of the 2025 Strategic Restructuring plan.
(m)

The three months ended June 27, 2026, were calculated using 53,435 diluted shares as the effect of dilutive securities was excluded from GAAP diluted weighted-average shares outstanding due to the GAAP net loss reported for that period but was included in the calculation of non-GAAP diluted earnings per share because the Company reported non-GAAP net income. For all other periods presented, non-GAAP diluted earnings per share were calculated using the same diluted weighted-average shares outstanding as reported under GAAP.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended
	September 26,	September 27,
	2026	2025
Income (loss) from operations - GAAP basis (a)	$1,939	$(54,278)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	767	1,064
Research and development (R&D)	3,135	4,089
Selling, general and administrative (SG&A)	13,592	12,411
	17,494	17,564
Amortization of purchased intangible assets (c)	21,754	30,182
Restructuring charges related to inventory adjustments in COS (d)	(11)	265
Restructuring charges (d)	1,839	8,347
Manufacturing transition and severance costs included in (e):
COS	-	243
SG&A	419	143
	419	386

Impairment charge included in SG&A (f)	-	(46)
Adjustments to indemnification receivable included in SG&A (g)	(3)	-
Duplicate facility costs included in SG&A (h)	276	1,000
Acquisition and financing costs included in SG&A (i)	35	353
Adjustment to contingent consideration included in SG&A (j)	-	(1,700)
Income from operations - non-GAAP basis (k)	$43,742	$2,073

Net loss - GAAP basis	$(98)	$(51,785)
Non-GAAP adjustments (as scheduled above)	41,803	56,351
Tax effect of non-GAAP adjustments (l)	(3,772)	(5,139)
Pension curtailment gain (m)	-	(2,317)
Net income (loss) - non-GAAP basis	$37,933	$(2,890)

GAAP net loss per share - diluted	$(0.00)	$(1.11)

Non-GAAP income (loss) per share - diluted (n)	$0.73	$(0.06)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies and improve our cost structure. Restructuring, manufacturing transition and severance costs have been excluded because such expense is not used by Management to assess the core profitability of the Company’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Management believes the change in an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than SG&A. Duplicate facility costs have been excluded to provide investors a clearer view of ongoing operational performance by removing temporary expenses that do not reflect the Company’s ongoing operations. Acquisition costs, certain professional service costs related to convertible notes, and fair value adjustments to contingent consideration have been excluded by management as they are not indicative of core operating performance. Excluding this data provides investors with a basis to compare the Company’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	0.4% and (16.4)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impact of the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate the impact of the change in an uncertain tax position liability and related indemnification receivable.
(h)	To eliminate duplicative facility-related expenses incurred in connection with the build-out of new locations and other restructuring activities.
(i)	To eliminate certain professional service fees and other direct incremental expenses incurred in connection with acquisitions and the issuance of convertible notes.
(j)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Tignis.
(k)	9.8% and 0.6% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)	To eliminate the pension curtailment adjustments recognized associated with headcount reductions made as part of the 2025 Strategic Restructuring plan.
(n)

As the Company reported a GAAP net loss but non-GAAP net income for the nine months ended September 26, 2026, non-GAAP diluted earnings per share was calculated using 52,144 diluted weighted-average shares outstanding, while potential common shares were excluded from the GAAP diluted weighted-average shares outstanding due to their anti-dilutive effect.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands)

	Three Months Ended
	September 26,	June 27,	September 27,
	2026	2026	2025

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$78,719	$67,590	$55,264
Non-GAAP adjustments to cost of sales (as scheduled above)	268	218	394
Gross profit - Non-GAAP basis	$78,987	$67,808	$55,658

As a percentage of net sales:
GAAP gross profit	45.5%	45.4%	43.8%
Non-GAAP gross profit	45.7%	45.5%	44.1%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$12,129	$(159)	$(4,101)
Income tax provision (benefit)	2,194	2,148	(3,714)
Interest expense	1,813	1,620	110
Interest income	(3,854)	(3,868)	(1,335)
Amortization of purchased intangible assets	7,177	7,277	10,249
Depreciation	3,101	3,139	3,344
Amortization of cloud-based software implementation costs (2)	730	730	709
Pension curtailment gain	-	-	(787)
Other non-GAAP adjustments (as scheduled above)	5,481	7,505	7,177
Adjusted EBITDA	$28,771	$18,392	$11,652

As a percentage of net sales:
Net income (loss) - GAAP Basis	7.0%	(0.1)%	(3.2)%
Adjusted EBITDA	16.6%	12.3%	9.2%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$65,918	$67,298	$64,980
Non-GAAP adjustments to operating expenses (as scheduled above)	(12,390)	(14,564)	(17,032)
Operating Expenses - Non-GAAP basis	$53,528	$52,734	$47,948

(1)	Excludes amortization of purchased intangibles of $4,830, $4,916 and $7,873 for the three months ending September 26, 2026, June 27, 2026, and September 27, 2025, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Nine Months Ended
	September 26,	September 27,
	2026	2025
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$204,214	$144,690
Non-GAAP adjustments to cost of sales (as scheduled above)	756	1,572
Gross profit - Non-GAAP basis	$204,970	$146,262

As a percentage of net sales:
GAAP gross profit	45.7%	43.7%
Non-GAAP gross profit	45.8%	44.2%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$(98)	$(51,785)
Income tax provision	7,397	3,173
Interest expense	5,054	434
Interest income	(11,564)	(4,334)
Amortization of purchased intangible assets	21,754	30,182
Depreciation	9,363	9,953
Amortization of cloud-based software implementation costs (2)	2,169	2,127
Pension curtailment gain	-	(2,317)
Other non-GAAP adjustments (as scheduled above)	20,049	26,169
Adjusted EBITDA	$54,124	$13,602

As a percentage of net sales:
Net income (loss) - GAAP Basis	(0.0)%	(15.7)%
Adjusted EBITDA	12.1%	4.1%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$202,275	$198,968
Non-GAAP adjustments to operating expenses (as scheduled above)	(41,047)	(54,779)
Operating Expenses - Non-GAAP basis	$161,228	$144,189

(1)	Excludes amortization of purchased intangibles of $14,677 and $23,171 for the nine months ending September 26, 2026, and September 27, 2025, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.